Exhibit 10.3

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of December 26, 2012 (the “Effective Date”) between COHERUS BIOSCIENCES, INC., a Delaware corporation with a principal place of business at 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065, United States of America (“Coherus”), and OROX PHARMACEUTICALS B.V., a Caraçao company with a principal place of business at Schottegatweg Oost 10, unit 1A1, Curaçao (“Distributor”). Coherus and Distributor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Coherus is a global biotechnology company that conducts research, development, manufacturing and commercialization, and is developing various biosimilar products for the potential treatment of cancer, rheumatoid arthritis, and other diseases and conditions;

WHEREAS, Distributor has commercialization capabilities in the Territory (as defined below); and

WHEREAS, Distributor wishes to obtain commercialization rights in the Territory and Coherus wishes to grant to Distributor such commercialization rights in accordance with the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party or entity to which this Agreement refers. For such purposes, “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise.

1.2 “Applicable Anti-Corruption Laws” has the meaning set forth in Section 8.3(c).

1.3 “Applicable Laws” means all applicable laws, rules, and regulations, including without limitation any rules, regulations, guidelines or other requirements of the Regulatory Authorities or other governmental authorities, that may be in effect from time to time in any relevant legal jurisdiction.

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1.4 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of New York, U.S.A., or Argentina are authorized or obligated by Applicable Laws to close.

1.5 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter and (b) the last Calendar Quarter of the Term will end upon the termination of this Agreement.

1.6 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.7 “Change in Control” means and includes, with respect to Distributor or Parent, [***]

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[***].

1.8 “Clinical Trials” means any and all human clinical trials of a compound, including without limitation Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials, Phase 4 Clinical Trials, bioequivalence trials, and/or variations of such trials (for example, Phase 2/3 studies).

1.9 “Coherus Indemnitees” has the meaning set forth in Section 9.1 (Coherus’ Right to Indemnification).

1.10 “Coherus Know-How” means all Information that is (a) Controlled by Coherus as of the Effective Date or during the Term that is not publicly known, even though parts thereof may be known, and (b) necessary to Commercialize Products in the Field in the Territory. “Coherus Know-How” does not include Coherus Patent Rights.

1.11 “Coherus Patent Rights” means any Patent and/or Patent Application that (a) is Controlled by Coherus as of the Effective Date or during the Term and (b) claims a product, method, apparatus, material, manufacturing process, or other technology necessary to Commercialize Products in the Field in the Territory. “Coherus Patent Rights” as of the Effective Date shall be set forth in Exhibit 1.11 (Coherus Patent Rights) which shall be updated from time to time during the Term by Coherus.

1.12 “Commercially Reasonable Efforts” means the carrying out of obligations or tasks consistent with the reasonable practices of the biopharmaceutical industry for the development or marketing of a biopharmaceutical product having similar market potential or profit potential in the applicable country within the Territory as the applicable Product, based on conditions then prevailing and taking into consideration issues of safety, efficacy, product profile, the competitiveness of the marketplace in such country within the Territory, the regulatory structure involved and other relevant commercial factors. Commercially Reasonable Efforts requires that the Party, at a minimum: (a) determine the general industry practices in the applicable country within the Territory with respect to the applicable activities; (b) promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (c) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations; and (d) diligently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

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1.13 “Commercialization” or “Commercialize” means, with respect to a Product, any and all activities directed to the marketing, advertising, promotion, detailing, offering for sale, selling, distribution (including, without limitation, secondary packaging operations in the Territory related to Finished Product, quality control and quality assurance), and post market surveillance, importing and/or exporting (but not exporting to outside the Territory) such Product for sale in the Territory, and interacting with Regulatory Authorities in the Territory regarding the foregoing. For clarity, “Commercialization” shall not include the conduct of any Clinical Trials, even if commenced following Regulatory Approval.

1.14 “Commercialization Plan(s)” means, for each Product, the plan for Commercialization of such Product in the Field and the activities to be conducted by Distributor relating thereto, including without limitation the long-term strategic plan, which includes the timeline for Regulatory Filings, other activities to be conducted prior to First Commercial Sale, planning for launch of such Product, and activities to be conducted after launch of such Product, as well as detailed near-term plans, for example detailed plans for sales and marketing after launch of such Product.

1.15 “Confidential Information” has the meaning set forth in Section 10.1 (Confidentiality; Exceptions).

1.16 “Control” means, with respect to any item of Information, Patent, Patent Application, or other intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement without violating the terms of any agreement or other arrangement with, or any legal rights of, or without requiring the consent of, or payments to, any Third Party.

1.17 “Damages” has the meaning set forth in Section 9.1 (Coherus’ Right to Indemnification).

1.18 “Disputes” has the meaning set forth in Section 13.1 (Exclusive Dispute Resolution Mechanism).

1.19 “Distributor Indemnitees” has the meaning set forth in Section 9.2 (Distributor’s Right to Indemnification).

1.20 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.21 “Enforcement Action” has the meaning set forth in Section 7.3 (Enforcement Actions Against Third Parties).

1.22 “Exploit” means the importation, exportation, use, sale, offering for sale, or disposition of a Product, including without limitation the packaging, storage, import, export, transport, distribution, sale or offering to sell, advertisement, contracting for or with, and promotion or marketing of, a Product, or in any other manner or extent making or attempting to make profit with respect to or commercializing such Product.

1.23 “Field” means the treatment of human diseases and conditions.

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1.24 “Finished Product” means [***] Product in final finished form, [***], and described in specifications included in the Regulatory Approvals in the Territory. For clarity, and subject to Regulatory Approvals, “Finished Product” shall include, [***].

1.25 “First Commercial Sale” means, with respect to each Product, the first sale of such Product by Distributor or its Affiliates or permitted Sublicensees to a Third Party end user (other than a permitted Sublicensee) in a bona fide arm’s length transaction for which payment has been received in any country in the Territory after all applicable required Regulatory Approvals have been granted by the applicable Regulatory Authority in such country.

1.26 “GAAP” means generally accepted accounting principles, consistently applied and employed by Distributor or its Affiliates or permitted Sublicensees in the applicable country in the Territory.

1.27 “[***] Profit” means, for any reporting period and on a Product-by-Product basis, the Net Sales invoiced for such period on sales of each Product in the Territory by Distributor and its Affiliates and permitted Sublicensees to Third Party end users in bona fide arm’s length transactions minus the following deductions: [***].

1.28 “Indemnification Claim” has the meaning set forth in Section 9.3 (Process for Indemnification).

1.29 “Indemnitee” has the meaning set forth in Section 9.3 (Process for Indemnification).

1.30 “Indemnitor” has the meaning set forth in Section 9.3 (Process for Indemnification).

1.31 “Information” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, results, clinical and regulatory strategies, test data, including without limitation pharmacological, toxicological and clinical and non-clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions, assay protocols, chemical formulas, sequence listings, specifications, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable.

1.32 “Major Market Country(ies)” has the meaning set forth in Exhibit 1.58.

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1.33 “Manufacture” or “Manufacturing” means all manufacturing activities undertaken with respect to Products in support of commercial supply in the Territory of Finished Product, as applicable, including, without limitation, manufacture, sterilization, lyophilization, quality control, quality assurance, and release.

1.34 “Manufacturing and Supply Agreement” has the meaning set forth in Section 4.1 (Manufacturing and Supply Agreement).

1.35 “Manufacturing Cost” means, on a Finished Product-by-Finished Product basis, (a) if Coherus is using a Third Party contract manufacturer to manufacture the Finished Product, [***]; or (b) if Coherus or an Affiliate is directly manufacturing the Finished Product, [***]. [***].

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1.36 “Net Sales” means the gross invoiced sales prices charged for Products sold by Distributor or its Affiliates or permitted Sublicensees in arm’s length transactions to Third Parties; less the total of the following charges or expenses in regard to such sales as determined in accordance with GAAP: (i) non-recoverable taxes, tariffs and duties and any other governmental charges paid for and either (A) separately identified on the invoice or (B) reflected in the books and records of Distributor or its Affiliates or permitted Sub-licensees and levied on the sale of Products, including but not limited to, [***]; (ii) trade, cash, prompt payment and/or quantity discounts, actually allowed and taken directly by the Third Party, and mandated discounts; (iii) rejections, returns, allowances, rebates, chargebacks, credits or payments to government agencies or other Third Parties; (iv) retroactive price reductions actually granted to the Third Party applicable to sales of such product and (v) credits or allowances actually granted to the Third Party for product replacement, whether cash or trade. Notwithstanding the foregoing, any disposal of Products at no charge for, or use of Products at no charge in, non-clinical applications, clinical trials or pre-clinical studies (including in collaboration with academic and research institutions), and Products given as free samples, or distributed at no charge to patients unable to purchase Product shall not be included in Net Sales.

1.37 “Option” has the meaning set forth in Section 2.3 (Option to Obtain a License in the Territory).

1.38 “Option Product” means any biological products that are demonstrated to be “biosimilar” to or “interchangeable” with an FDA-licensed biologic product developed by or on behalf of Coherus following the Effective Date and during the Option Term, other than the Products as of the Effective Date. The biosimilar product for [***].shall not be an Option Product if Coherus has granted [***] no later than twelve (12) months after marketing authorization has been obtained by Coherus from the regulatory authorities in any of [***]. For clarity, if Coherus does not grant such commercialization rights [***] within twelve (12) months after such marketing authorization has been obtained, the biosimilar product for [***] shall be an “Option Product” and Distributor shall have a period of ninety (90) days after receipt of notice from Coherus of such Option Product’s availability in which to exercise the Option for such Option Product.

1.39 “Option Term” means, on an Option Product-by-Option Product basis, that period of time beginning on the Effective Date and ending ninety (90) days after notice in writing has been given by Coherus and delivered to Distributor of the [***] for such Option Product.

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1.40 “Packaging” means secondary packaging for a Product according to the requirements of each country in the Territory.

1.41 “Parent” means, in the case of Distributor, [***], or any entity or entities that individually or collectively, directly, or indirectly through one or more intermediates, controls or control Distributor, and in the case of Coherus, any Affiliate that directly, or indirectly through one or more intermediates, controls Coherus. For clarity, as of the Effective Date, Coherus does not have a Parent. For the purposes of this Section 1.41, “control” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, or through contract or otherwise.

1.42 “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, and (b) all foreign or international equivalents of any of the foregoing in any country.

1.43 “Patent Application” means (a) an application for letters patent, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof that is pending at any time during the Term before a government patent agency and (b) all foreign or international equivalents of any of the foregoing in any country.

1.44 “Phase 1 Clinical Trial” means a human clinical trial of a compound, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.45 “Phase 2 Clinical Trial” means a human clinical trial of a compound in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.46 “Phase 3 Clinical Trial” means a human clinical trial of a compound performed after evidence suggesting effectiveness of the compound has been obtained pursuant to one (1) or more Phase 2 Clinical Trial(s), conducted for inclusion in: (a) that portion of an FDA submission and approval process which provides for the continued trials of a product on sufficient numbers of human patients to confirm with statistical significance the safety and efficacy of a product sufficient to support a Regulatory Approval for the proposed indication, as more fully described in 21 C.F.R. 312.21(c), or (b) equivalent Regulatory Filings with similar requirements in a country other than the United States; or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.47 “Phase 4 Clinical Trial” means a human clinical trial of a Product commenced after receipt of Regulatory Approval of the Product not for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, but only to support the marketing of such Product.

1.48 “Product” means any of the Coherus products set forth in Exhibit 1.48 (Products) and any Option Products for which Distributor has exercised the Option, For the avoidance of doubt: [***] shall not initially be within the definition of Product; [***]; if [***], and [***] shall be included as a Product [***].

1.49 “Product Trademark” has the meaning set forth in Section 5.3(a) (Product Trademark).

1.50 “Regulatory Approval” means approval by the Regulatory Authority having jurisdiction in the applicable country in the Territory of a Regulatory Approval Application and satisfaction of related applicable regulatory and notification requirements, if any, together with any other approvals necessary to sell a Product commercially in such country, including without limitation any pricing approvals. For clarity, Regulatory Approvals shall not include any such approvals necessary to Manufacture a Product for commercial sale in such country.

1.51 “Regulatory Approval Application” means (a) the single application or set of applications in a country in the Territory comparable to a Biologic License Application, as defined by the United States Food and Drug Administration (“USFDA”) in 21 C.F.R. Part 601, or other applicable filing for each Product to sell commercially such Product, filed by Distributor, its Affiliates or permitted Sublicensees with the applicable Regulatory Authority, and (b) any related registrations with or notifications to such Regulatory Authority, and any amendments or supplements thereto and any substitutes.

1.52 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Products in the Territory, including without limitation the equivalent in the Territory to the USFDA.

1.53 “Regulatory Filings” means any and all Regulatory Approval Applications and other regulatory applications, filings, approvals and associated correspondence required to Commercialize, and import Products in, or into, each country or jurisdiction in the Territory.

1.54 “Related Agreements” means the Manufacturing and Supply Agreement, the pharmacovigilance agreement between Coherus and Distributor described in Section 3.7 (Pharmacovigilance), the quality assurance agreement between Coherus and Distributor described in Section 4.1 (Manufacturing by Coherus) and any other agreement entered into by the Parties related to the Commercialization of the Products in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.55 “Rules” has the meaning set forth in Section 13.3(b) (Arbitration).

1.56 “Sublicensee” means any person or entity to which Distributor grants a sublicense to the extent permitted under Section 2.2 (Sublicense Rights) (other than Coherus or Affiliates of Coherus).

1.57 “Term” has the meaning set forth in Section 11.1 (Term).

1.58 “Territory” means the country(ies) set forth in Exhibit 1.58 (Territory).

1.59 “Third Party” means any person or entity other than Distributor, Coherus, or an Affiliate of either of them.

1.60 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including without limitation any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

2. LICENSES.

2.1 License Grants.

(a) Commercialization License to Distributor. Subject to the terms and conditions of this Agreement, Coherus hereby grants to Distributor and its Affiliates an exclusive (subject to Section 2.4 (No Implied Rights or Licenses; Retained Rights)) license, under the Coherus Know-How and Coherus Patent Rights, to Commercialize Products in the Field in the Territory. Exclusivity granted to Distributor means that Coherus shall not grant in the Territory rights to Commercialize or otherwise Exploit Products to any other party than Distributor and that Coherus itself shall not conduct any of such activities in the Territory with respect of the Products, except as specifically agreed in this Agreement. The foregoing license does not include the right to conduct research on Products or Option Products within or outside the Territory, to develop Products or Option Products within or outside the Territory, to Manufacture, or have Manufactured, Products or Option Products within or outside the Territory, or to commercialize Products or Option Products outside the Territory.

(b) Disclosure of Information. Coherus shall disclose to Distributor the Coherus Know-How necessary for Distributor to prepare and file Regulatory Filings in the Territory. [***].

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(c) Notice from Coherus. Coherus shall provide written notice to Distributor promptly upon confirmation that Coherus [***]. Following delivery of such notice to Distributor, the Parties shall discuss in good faith [***] in a manner that is consistent with US law [***], it being understood that for such [***] Distributor shall not be required to perform any obligation other than [***]. If [***].

2.2 Sublicense Rights. Distributor shall not grant sublicenses under the licenses granted to it under Section 2.1(a) (Commercialization License to Distributor) without the prior written consent of Coherus which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no consent by Coherus shall be necessary if sublicenses under the licenses granted to Distributor under Section 2.1(a) are granted by Distributor to [***], or to [***] or to an Affiliate of Distributor. With the exception of an Affiliate of Distributor, any other Sublicensee shall not have the right to grant further sublicenses without the prior written consent of Coherus, which consent shall not be unreasonably withheld, conditioned or delayed. Upon termination of this Agreement (whether in its entirety or with respect to a particular Product or country in the Territory), any associated rights granted to Sublicensees shall terminate immediately.

2.3 Option to Obtain a License in the Territory. Subject to the terms and conditions of this Agreement and while this Agreement is in force, Coherus hereby grants to Distributor the exclusive option during the Option Term to obtain an exclusive license to Commercialize the Option Products in the Field in the Territory (the “Option”), exercisable at [***] on an [***] basis, beginning on the date on which notice in writing has been given by Coherus and delivered to Distributor [***] and thereafter during the Option Term, under the terms and conditions set forth in this Agreement[***]. For the avoidance of doubt, Parties agree that the Option is [***]. The written notice provided by Coherus will include [***] for the applicable Option Product as well as [***]. Distributor shall exercise the Option, if at all, by written notice (the “Option Notice”) received by Coherus within ninety (90) days after notice in writing has been given by Coherus and delivered to Distributor [***], which Option Notice shall make reference to this Agreement and the applicable Option Product(s) and shall state Distributor’s decision to exercise the Option with respect to such Option Product(s). Upon receipt by Coherus of such Option Notice, the relevant Option Product(s) shall automatically be included in the “Product” definition of this Agreement and shall be applicable to all countries in the Territory and the Parties shall update Exhibit 1.48 to reflect such inclusion. If an Option

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Notice is not received by Coherus prior to the expiration of the applicable Option Term, Distributor shall have no further rights in the applicable Option Product and Coherus may thereafter license any and all rights in such Option Product to a Third Party in the Territory. Coherus may terminate the Option as to all remaining Option Products in a particular country, on a country-by-country basis, upon [***]. If Coherus shall elect to terminate the Option as to all remaining Option Products [***], then Distributor may request Coherus’ [***]. Upon the occurrence of [***], the Option as to all remaining Option Products shall terminate in its entirety automatically[***]. To the extent practicable, Distributor shall provide written notice of [***]. For purposes of this Section 2.3: [***] means [***]; and [***] means [***]. From time to time or when reasonably requested by Distributor, Coherus shall inform Distributor of its plans to develop Option Products and intended timelines for such development in order to allow Distributor the possibility to anticipate with a reasonable lead time the products that eventually would be targeted by Coherus as Option Products.

2.4 No Implied Rights or Licenses; Retained Rights. Coherus grants to Distributor no rights or licenses in or to any Patent, Information, Trademark, or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly set forth in this Agreement. All rights not expressly granted to Distributor in this Agreement are hereby retained by Coherus. Coherus further retains the right, under the Coherus Know-How and Coherus Patent Rights, to perform Coherus’ obligations under this Agreement. The Parties further acknowledge that no rights are granted hereunder to Distributor with respect to any country outside the Territory, and that Distributor shall have no authority with respect to the development, manufacture, or commercialization of the Products outside the Territory. As between the Parties, Coherus shall have the sole right to conduct research, development and Manufacturing inside or outside the Territory, and to commercialize the Products outside the Territory, unless otherwise agreed by the Parties with respect to certain aspects of Manufacturing. Notwithstanding the foregoing, in the event that in one or more countries of the Territory, [***] is required by governmental authorities, including without limitation, Regulatory Authorities, or [***], then the Parties shall meet and consult in good faith on the feasibility of [***] or such other requirements of such governmental authorities (which the Parties acknowledge would require the amendment of the Manufacturing and Supply Agreement and/or execution of a new manufacturing and supply agreement). For the

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avoidance of doubt, Coherus shall not be obliged to transfer any Manufacturing technology, including without limitation, cell lines, cell culture and product purification technologies.

3. DEVELOPMENT AND REGULATORY MATTERS.

3.1 Development Activities. [***] shall have the sole responsibility for conducting development of the Products, including, without limitation, Clinical Trials related to the Products, whether within or outside the Territory. In addition, (a) Coherus and Distributor shall consult with Regulatory Authorities in [***] prior to initiation of the first Phase 3 Clinical Trial for the Product anywhere in the world with respect to the need to include patients from [***] in any Phase 3 Clinical Trial; (b) [***] will use Commercially Reasonable Efforts to include the number of patients from [***] required by the applicable Regulatory Authorities to be included in any Phase 3 Clinical Trial conducted by or on behalf of Coherus[***]; (c) if additional Clinical Trials are required by any Regulatory Authority in connection with (e.g., Phase 4 Clinical Trials) or following receipt of Regulatory Approval, other than Additional Manufacturing Studies (as defined below) (“Additional Required Clinical Trials”), Coherus shall consult in good faith with Distributor on the feasibility of conducting such Additional Required Clinical Trials ([***]); (d) [***] shall retain final decision-making on whether to proceed with any such Additional Required Clinical Trials unless [***] agrees to pay for any such Additional Required Clinical Trials, in which case [***] shall use Commercially Reasonable Efforts to conduct such Additional Required Clinical Trials and [***] shall promptly pay any invoices submitted by Coherus related to such Additional Required Clinical Trials; (e) if, in connection with the implementation of any [***] and such [***] are not also required outside the Territory, Coherus shall consult in good faith with Distributor on the feasibility of conducting such [***]); (f) Coherus and Distributor shall consult with Regulatory Authorities in [***] prior to initiation of such [***]; (g) if [***], then [***]; and (h) [***] shall retain final decision-making on whether to proceed with any such [***] for the Territory unless [***] agrees to pay for any such [***] for the Territory in which case [***] shall use Commercially Reasonable Efforts to conduct such [***] for the Territory, [***] shall promptly pay any invoices submitted by [***] related to such [***] and, [***]. [***] shall, on [***] reasonable request, provide assistance to [***] in conducting development of the Products in the

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Territory, including without limitation, any Additional Required Clinical Trials or any [***].

3.2 Regulatory Matters.

(a) Regulatory Filings. Except with respect to Regulatory Filings controlled by Coherus under Section 4.2 (Regulatory Filings for Manufacturing), Distributor or its designee shall be the owner of any and all Regulatory Filings and Regulatory Approvals covering the Products in the Field in the Territory and shall be responsible for all interactions with Regulatory Authorities relating thereto; provided, however, that, at all times during the Term, Distributor may not file any Regulatory Filings, including without limitation, Regulatory Approval Applications, or otherwise interact with any Regulatory Authorities, without the prior written consent of Coherus, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, Coherus shall have the opportunity to participate in all meetings solely as observer, and other communications with Regulatory Authorities relating to the Products[***]. Distributor and its Affiliates and permitted Sublicensees shall promptly provide Coherus, at Distributor’s expense, with a complete copy of all Regulatory Filings and Regulatory Approvals. As between the Parties, Coherus shall be the owner of any and all regulatory filings by Coherus, its Affiliates or licensees with the USFDA or its equivalent in each country outside the Territory pertaining to the Products and shall be responsible for all interactions with such regulatory authorities relating thereto. [***]. Additionally, [***].

(b) Regulatory Communications. Except with respect to Regulatory Filings controlled by Coherus under Section 4.2 (Regulatory Filings for Manufacturing), Distributor shall be responsible for reporting all adverse events and handling all complaints and communications relating to the Products in the Field in the Territory; provided, however, Distributor shall notify Coherus of all serious adverse event reports within seventy two (72) hours of the time such adverse event becomes known to Distributor.

3.3 Efforts.

(a) Commercially Reasonable Efforts. Subject to Section 3.2(a) (Regulatory Filings), Distributor and its Affiliates and Sublicensees[***], shall promptly use Commercially Reasonable Efforts (i) to prepare and submit Regulatory Filings for the Products in the Territory promptly following any receipt of regulatory approval by Coherus, its Affiliates or sublicensees anywhere in the world and (ii) to obtain and maintain all Regulatory Approvals of the Products in all Major Market Countries. If Distributor shall not have prepared and submitted Regulatory Filings for the Products in countries of the Territory other than the Major Market Countries of the Territory (“Minor Market Countries of the Territory”), within twenty four (24) months as of the date of the submission of Regulatory

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Filings in the first of the Major Market Countries, then Coherus and Distributor shall [***]. For the avoidance of doubt, [***]. Coherus[***] shall use Commercially Reasonable Efforts to provide assistance, including without limitation[***] to Distributor as Distributor prepares and submits Regulatory Filings for the Products in the Territory. Coherus will [***]. Distributor, its Affiliates and permitted Sublicensees, shall be [***].

(b) Additional Diligence Obligations. In addition to the requirement to use Commercially Reasonable Efforts as set forth in Section 3.3(a) (Efforts), Coherus shall also be required to attain the specific regulatory diligence milestones for each Product set forth in Exhibit 3.3(b). Diligence Requirements.

3.4 Standard of Performance. Distributor, in performing its activities in connection with preparing and submitting Regulatory Filings for the Products in the Territory and obtaining and maintaining all Regulatory Approvals of the Products in the Territory, shall comply with all Applicable Laws.

3.5 Records. Distributor shall, and shall require its Affiliates and permitted Sublicensees to, maintain records of all work, in accordance with Applicable Laws, conducted in furtherance of the Regulatory Approval of Products and all results, Information, and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner.

3.6 Right of Reference; Access to Regulatory Dossiers.

(a) Subject to Section 4.2(a) (Regulatory Filings for Manufacture), Distributor hereby grants to Coherus, its Affiliates and licensees a right of reference [***] to any Regulatory Filings by Distributor with the Regulatory Authorities pertaining to the Products[***].

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(b) Coherus hereby grants to Distributor, its Affiliates and permitted Sublicensees a right of reference [***] to any regulatory filings by Coherus or its licensees [***].

(c) Coherus and Distributor shall consult to determine [***].

3.7 Pharmacovigilance. In no event later than twelve (12) months after the Effective Date, the Parties shall enter into a pharmacovigilance agreement concerning all matters relating to the pharmacovigilance and the exchange of all relevant Information that relates to the safety of each Product worldwide and especially all adverse events and which will provide that (a) Distributor will liaise with Coherus’ pharmacovigilance provider for its reporting obligations[***], (b) Distributor shall be responsible for reporting all adverse drug reaction experiences required to be reported to the appropriate Regulatory Authorities in the countries in the Territory in which such Product is being Commercialized, in accordance with the Applicable Laws of the relevant countries and Regulatory Authorities in coordination with Coherus and with the review and final approval by Coherus of any such reporting; and (c) Coherus, its Affiliates or licensees or sublicensees shall be responsible for submitting all regulatory filings, including without limitation any post-marketing reports of adverse drug experiences, relating to such Product required to be reported to the appropriate regulatory authorities outside of the Territory in accordance with the Applicable Laws of the relevant countries. Each Party shall have the right to share any and all information received from the other Party under this Section 3.7 (and/or such pharmacovigilance agreement) with its Affiliates and licensees and sublicensees, including without limitation, permitted Sublicensees. Coherus shall review from time to time Distributor’s pharmacovigilance policies and procedures. Subject to the requirements of Section 11.3 (Termination for Material Breach) including the requirement of providing written notice and the entitlement of a cure period, in the event that [***] rate of reported serious adverse events within a country within the Territory for a Product compared to [***], Coherus shall have the right to terminate all rights granted to Distributor under this Agreement with respect to such Product in such country, and Section 11.6 (Consequences of Termination) shall apply with respect to such Product in such country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.8 Reporting. At least once every six (6) months during the Term, Distributor shall submit a written report to Coherus covering the preceding six (6) month period. Each report will describe: Distributor’s progress in connection with any regulatory and/or Commercialization activities, on a Product-by-Product basis, including work completed, current schedules or anticipated events or milestones, market plans for introduction of Products, and significant corporate transaction(s) involving Products. Distributor shall also provide to Coherus copies of any reports received from its permitted Sublicensees, within thirty (30) days of receipt. In addition, upon the reasonable request of Coherus but no more frequently than [***], Distributor and Coherus shall meet in-person (or by teleconference if mutually agreed) at a mutually agreeable location to discuss the topics described in the progress reports, and such other topics related to Products in the Territory as the Parties may reasonably request.

4. MANUFACTURING.

4.1 Manufacturing by Coherus. Coherus, either directly or through its designee, shall be responsible for the Manufacture and supply of Products to Distributor or its designated Affiliates or permitted Sublicensees for Commercialization in the Territory. Coherus will use Commercially Reasonable Efforts to supply all of Distributor’s, its Affiliates’ and permitted Sublicensees’ requirements for each Product in the Territory. Such Product shall be supplied as Finished Product[***]. Coherus will [***]. For clarity, Distributor shall be responsible for Packaging of Product. The Parties shall negotiate in good faith and enter into a definitive written commercial supply agreement, by mutually agreed timing, which will specify the terms of the Manufacturing and supply of Products by Coherus to Distributor or its designee for commercial use in the Territory (the “Manufacturing and Supply Agreement”). The Manufacturing and Supply Agreement shall be consistent with the terms and conditions in this Section 4.1, Exhibit 4.1 (Commercial Supply Key Provisions), and all other relevant provisions of this Agreement, and shall contain customary market terms; provided however that such terms shall not impose on the Parties material obligations that are not consistent with the terms and conditions set out in this Section 4.1 and Exhibit 4.1. In addition, the Parties shall negotiate in good faith and enter into a definitive written quality assurance agreement in conjunction with the Manufacturing and Supply Agreement, which quality assurance agreement shall be consistent with pharmaceutical practices related to biologic commercial quality assurance agreements.

4.2 Regulatory Filings for Manufacturing. Coherus shall be solely responsible for the preparation and submission of all regulatory filings with respect to the Manufacture of the Products provided to Distributor or its designee pursuant to Section 4.1 (Manufacturing by Coherus), including without limitation with respect to the use of any Third Party to Manufacture and supply the Products. Distributor shall provide Coherus any cooperation reasonably requested by Coherus in connection with any such regulatory filings, and Coherus shall [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5. COMMERCIALIZATION

5.1 Commercialization.

(a) Commercially Reasonably Efforts. Distributor shall be responsible for the Commercialization of Products and shall use Commercially Reasonable Efforts to Commercialize the Products in the Field in the Territory in accordance with the applicable Commercialization Plan and terms of this Agreement. Coherus shall have the right at all times to review and provide advice regarding the overall progress of Distributor’s efforts to Commercialize Products as well as, with Distributor input and market feedback, to establish jointly with Distributor the Commercialization Plans, and any modifications thereof. Distributor shall brief Coherus regarding the content, execution, and results achieved under the Commercialization Plan.

(b) Additional Diligence Obligations. In addition to the requirement to use Commercially Reasonable Efforts to Commercialize the Products in the Field in the Territory, Distributor shall also be required to attain the specific diligence milestones for each Product set forth in Exhibit 3.3(b).

(c) Excuse for Distributor Non-performance. Notwithstanding the foregoing obligations set forth in this Section 5.1 (Commercialization), Distributor shall not launch any Product in a country in the Territory if Coherus provides written notice that a dispute or a litigation involving intellectual property rights covering or alleged to cover such Product in the Territory is threatened or initiated by a Third Party and which dispute or litigation may likely result in preventing the Manufacture of the Products and storage, promotion, sale and/or distribution of the Products in the Territory. Coherus and Distributor will investigate the dispute or litigation, whether threatened or initiated, and shall [***].

5.2 Commercialization Plans. Not later than nine months (9) months after the Effective Date, Distributor shall provide to Coherus for review and approval its initial Commercialization Plan for the Commercialization of each Product for each country in the Territory. Such initial Commercialization Plan shall be tentative and shall also depend on Coherus’ progress with respect to the development of Products, including without limitation, regulatory filings and/or approvals world-wide for Products and regulatory approvals for manufacturing facilities used in the Manufacture of Products. Each initial Commercialization Plan will describe Distributor’s plans for activities to be conducted for each Product for each country and timelines for data preparation and submission of Regulatory Filings and will include details of obligations to be performed by Distributor to achieve the specific activities that are applicable to the stage of Commercialization (e.g., pre-launch, launch planning, launch, or post-

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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launch) of the applicable Product during the time period covered by such Commercialization Plan and subsequent time periods. Each Commercialization Plan shall conform to the requirements mutually agreed by the Parties prior to the delivery of the initial Commercialization Plan. Prior to the First Commercial Sale for a Product in a country in the Territory, Distributor will provide to Coherus for review and approval an updated Commercialization Plan for such Product for such country. Such updated Commercialization Plan will include, but not be limited to, Distributor’s updated plans for activities to be conducted for such Product for such country [***] as well as activities to be conducted [***]. Promptly after each annual anniversary of the First Commercial Sale of such Product during the Term, Distributor will provide to Coherus for review and approval updated Commercialization Plans for such Product for such country. Such further updated Commercialization Plan will include, but not be limited to, Distributor’s plans for Commercialization activities for such Product for such country for the twelve (12) month period following the date of delivery of such Commercialization Plan. No Commercialization Plan may be implemented by Distributor if it is determined by Coherus that such plan has a material adverse impact on the development and/or commercialization of any Product inside or outside the Territory. Each Commercialization Plan shall be consistent with and shall not contradict the terms of this Agreement [***], and in the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, if a Regulatory Authority or Applicable Law requires a change to a Commercialization Plan, Distributor shall revise the Commercialization Plan to the extent necessary to comply with such requirement and shall promptly provide to Coherus the revised Commercialization Plan for its review and approval. Approval by Coherus of the Commercialization Plans shall not be unreasonably withheld, delayed or conditioned.

5.3 Trademarks.

(a) Product Trademark. Each Product, including without limitation all packaging, promotional materials, package inserts, and labeling for such Product, shall bear one or more Trademark(s) that pertain specifically to such Product in the Territory chosen by Distributor (“Product Trademark”). For clarity, no Trademark of Coherus may be included as a Product Trademark without the prior written consent of Coherus, which may be withheld in its sole discretion. Prior to filing any application for a Product Trademark or any proposed response to Regulatory Authorities relating to any such application, Distributor shall give Coherus reasonably opportunity to review and comment on any such application or response, and Distributor shall consider Coherus’ comments in good faith and include those that benefit the Product and/or the Product Trademark in the Territory. All Product Trademarks shall be owned by Distributor; provided that Distributor may use Coherus’ corporate name in a country in the Territory solely to the extent required by Regulatory Authorities in such country in the Territory. Otherwise, the Parties shall consult and reasonably agree on use of Coherus Trademark(s) and corporate logos in each country in the Territory.

(b) Trademark Prosecution and Maintenance. Distributor shall [***] be responsible for filing, prosecuting and maintaining, including without limitation searching and policing, any and all Product Trademarks, and conducting litigation with respect thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.4 Standard of Performance. Distributor, in performing its Commercialization activities for the Products in the Territory, shall comply with all Applicable Laws.

5.5 No Re-Importation.

(a) Distributor will ensure that reasonable safeguards are put in place so that Products sold in the Territory are not, directly or indirectly, exported, or marketed, distributed, or sold, outside of the Territory. Distributor shall not, directly or indirectly, offer Products to any Third Party that Distributor knows is going to, directly or indirectly, export such Products, or market, distribute, or sell such Products, outside of the Territory. If Distributor becomes aware that any of its customers has, directly or indirectly, imported Products into, exported Products to, or marketed, distributed, or sold Products in, any country outside of the Territory, or has reason to believe that a customer intends to, directly or indirectly, import Products, export Products to, or market, distribute, or sell Products, outside of the Territory, Distributor shall take reasonable actions to cause such customer to cease such import, export, marketing, distribution, or sales activities, including [***].

(b) Coherus will ensure that reasonable safeguards are put in place so that Products sold outside the Territory are not, directly or indirectly, exported, or marketed, distributed, or sold, in the Territory. Coherus shall not, directly or indirectly, offer Products to any Third Party that Coherus knows is going to, directly or indirectly, export such Products, or market, distribute, or sell such Products, in the Territory. If Coherus becomes aware that any of its customers has, directly or indirectly, imported Products into, exported Products to, or marketed, distributed, or sold Products in, any country in the Territory, or has reason to believe that a customer intends to, directly or indirectly, import Products, export Products to, or market, distribute, or sell Products, in the Territory, Coherus shall take reasonable actions to cause such customer to cease such import, export, marketing, distribution, or sales activities, including [***].

6. PAYMENT OBLIGATIONS.

6.1 Profit Share. In consideration for the rights granted to Distributor under this Agreement, Distributor shall pay to Coherus non-refundable and non-creditable profit sharing payments equal to [***] (the “Coherus Profit Share”), as set forth in this Section 6 (Payment Obligations).

6.2 Reports. Distributor shall report to Coherus reports related to the following, on a country-by-country and Product-by-Product basis within sixty (60) days of the end of each Calendar Quarter:

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•	Gross Sales

•	Deductions, by line item, from Gross Sales to get to Net Sales, including without limitation, [***]

•	Net Sales

•	Number of units of each Product sold

•	Additional deductions, by line items, from Net Sales to get to [***]

An example of the report to be delivered each Calendar Quarter is attached hereto as Exhibit 6.2.

6.3 Functional Currency. The “Functional Currency” under this Agreement will be Dollars. Except as the Parties otherwise mutually agree, for billing and reporting, the Gross Sales, deductions from Net Sales, Net Sales, [***] and other deductions related to the calculation of Net Sales and [***] will all be converted into Dollars as of the last day of the month using the official average rate of exchange for the purchase of Dollars with local currency in each applicable country within the Territory where sales have been made. In the event in one or more countries in the Territory de facto or de jure restrictions or prohibitions are imposed to accessing the purchase of Dollars with local currency by Distributor´s Affiliates or Sublicensees’ impeding those Distributor´s Affiliates or Sublicensees to transfer in Dollars all monies owed to Distributor for subsequent payment by Distributor to Coherus as provided hereunder (and only while such restriction or prohibition is in force), such average rate of exchange shall be the average rate of exchange quoted in a free exchange market where Dollars may be purchased with the affected local currency (i.e. as an example [***], or [***]).

6.4 Audits and Interim Reviews. Either Party shall have the right to request that an internationally recognized, independent accounting firm to be mutually agreed upon by the Parties and that is not either Party’s independent accounting firm perform an audit or interim review of the other Party’s books and records as they relate to activities under this Agreement (including without limitation reports received and payments made) in order to express an opinion regarding such Party’s accounting for revenues, costs and expenses under this Agreement. Such audits or review will be conducted at the expense of the requesting Party. Either Party shall have the right to request that an internationally recognized, independent accounting firm to be mutually agreed upon by the Parties and that is not either Party’s independent accounting firm perform an audit of the other Party’s books of accounts for the sole purpose of verifying compliance with the Agreement. Upon thirty (30) days’ prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit the mutually agreed upon independent accounting firm to examine the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the reports and information submitted by the Audited Party. An examination by a Party under this Section 6.4 (Audits and Interim Reviews) shall occur not more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than [***]

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before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) and/or the facilities of its Affiliates or sub-distributors where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement with terms that are not inconsistent with the terms of the Agreement before providing the accounting firm access to the Audited Party’s facilities or records. Upon completion of the audit, the accounting firm shall provide both Parties with a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details and supporting analysis for any discrepancies. No other information shall be provided to the Auditing Party. If the accounting firm determines that, based on errors in the reports so submitted, any report prepared in accordance with the Agreement is incorrect, the Parties shall promptly revise the report and the associated Reconciliation Statement and any additional amount owed by one Party to the other shall be paid within thirty (30) days after receipt of the accountant’s report, along with interest at the lesser of (i) the annualized interest rate at the [***] or (ii) the highest rate permitted by applicable law from the date that such additional amount should have first been paid; provided, however, that no such interest shall be payable if the errors leading to the calculation being incorrect were in the reports provided by the Party to receive such additional amount. Additionally, if the accounting firm determines that the reports submitted by the Audited Party overstate the Audited Party’s share by more than [***], the Audited Party shall [***]. Notwithstanding anything to the contrary herein, the Parties shall coordinate with their Affiliates such that not more than one (1) audit of a Party and its Affiliates as a whole, shall be performed in any given calendar year with respect to the Commercialization under this Agreement or any Related Agreement.

6.5 Payment of Manufacturing Costs. Within [***] days of receipt of an invoice for Finished Product (which invoice shall be delivered upon shipment of Product to Distributor), Distributor shall make payment to Coherus of the Manufacturing Costs set forth in such invoice by wire transfer to such bank account as Coherus shall indicate from time to time.

6.6 Calculation of Profit Share. Within [***] days following the end of a Calendar Quarter, Distributor shall submit to Coherus its reports described in Section 6.2 (Reports) for such Calendar Quarter, setting forth true and accurate amounts for each category described in such reports. An example of the report to be delivered each Calendar Quarter is attached hereto as Exhibit 6.2. Distributor shall use the amounts set forth in these Calendar Quarter reports for purposes of calculating [***] for such Calendar Quarter and shall make a cash settlement to Coherus of the Coherus Profit Share no later than [***] days after the end of such Calendar Quarter.

6.7 Taxes. The Parties shall reasonably cooperate to maximize the tax efficiency for both Parties without bias to either Party. In addition, the Parties shall cooperate to facilitate appropriate proceedings required by tax authorities in the Territory relating to the payments hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.8 Interest. Any amount owed by Distributor to Coherus under this Agreement, that is not paid within the applicable time period set forth herein shall bear simple interest at [***] based on the total number of days payment is delinquent.

7. INTELLECTUAL PROPERTY AND INVENTIONS.

7.1 Patent Filings. Coherus shall have sole discretion and responsibility, in consultation with Distributor, to prepare, file, prosecute, and maintain any and all Patents and Patent Applications within the Coherus Patent Rights, and shall be responsible for related interference proceedings. Coherus shall bear all costs incurred pursuant to this Section 7.1 for Patents and Patent Applications within the Coherus Patent Rights.

7.2 Defense of Infringement Claims by Third Parties. In the event of the institution or threatened institution of any suit by a Third Party against a Party or both Parties for infringement involving the development, manufacture or Commercialization of the Product in the Territory, Coherus shall have the right to defend such suit at Coherus’ expense and Coherus shall be responsible for all damages resulting from any such suit. Distributor hereby agrees to assist and cooperate with Coherus, at Coherus’ reasonable request, and Coherus shall reimburse Distributor any reasonable, documented, out-of-pocket costs incurred in connection therewith. Coherus shall solely control the defense of such a claim, in consultation with Distributor, and shall also have the right to control settlement of such claim. If such settlement shall adversely affect Distributor’s rights or interests, then Distributor’s prior written consent to such settlement shall be required, which prior written consent by Distributor shall not be unreasonably withheld, conditioned or delayed. Subject to such control, Distributor may join any defense and settlement pursuant to this Section 7.2 with its own counsel at its sole cost.

7.3 Enforcement Actions Against Third Parties. If either Party learns of an infringement, unauthorized use, misappropriation, ownership claim, threatened infringement, or other similar claim by a Third Party with respect to the Coherus Patent Rights in the Territory, such Party shall promptly notify the other Party in writing and shall promptly provide such other Party with available evidence of such infringement or other such claim. Coherus shall have the sole right, at its expense, but not the obligation, to institute an infringement suit or take other appropriate action against such Third Party in the Territory (“Enforcement Action”). Distributor shall execute all necessary and proper documents, take such actions as shall be appropriate to allow Coherus to institute and prosecute such Enforcement Action and shall otherwise cooperate in the institution and prosecution of such actions (including without limitation consenting to being named as a nominal party thereto). Coherus may decide to appoint Distributor its attorney-in-fact for purposes of instituting the Enforcement Action. The costs and expenses of any such Enforcement Action (including without limitation fees of attorneys and other professionals) shall be borne by Coherus, subject to reimbursement under this Section 7.3. Any award paid by Third Parties as a result of such an Enforcement Action (whether by way of settlement or otherwise) shall be applied first to reimburse Coherus for all costs and expenses incurred by Coherus with respect to such action and, if after such reimbursement any funds shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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remain from such award, they shall be allocated [***]. Notwithstanding the foregoing, if Coherus decides not to institute an Enforcement Action against such Third Party in the Territory, Distributor may decide, at its own expense and risk, to institute such an Enforcement Action provided Distributor has advised Coherus of such decision with no less than a [***] days prior written notice; provided however that Coherus shall have the right, at its own expense to participate in such defense and to be represented in any such action by counsel of its choice at its sole discretion; provided further that Distributor shall not enter into any settlement without the written consent of Coherus, which consent shall not be unreasonably withheld, conditioned or delayed. Coherus shall execute all necessary and proper documents, take such actions as shall be appropriate to allow Distributor to institute and prosecute such Enforcement Action and shall otherwise cooperate in the institution and prosecution of such actions (including without limitation consenting to being named as a nominal party thereto). Any award paid by Third Parties as a result of such an Enforcement Action (whether by way of settlement or otherwise) shall be applied first to reimburse Distributor for all costs and expenses incurred with respect to such Enforcement Action and, if after such reimbursement any funds shall remain from such award, they shall be allocated [***].

8. REPRESENTATIONS, WARRANTIES, AND COVENANTS.

8.1 Mutual Representations and Warranties. Each Party represents and warrants to the other, as of the Effective Date, as follows:

(a) such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

(b) the execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (i) such Party’s certificate of incorporation or bylaws, (ii) any material agreement, instrument or contractual obligation to which such Party is bound, (iii) any material requirement of any Applicable Laws, or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

(c) this Agreement is a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms and conditions;

(d) such Party is not under any obligation, contractual or otherwise, to any person or entity that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder;

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(e) to such Party’s knowledge, all of its employees, officers, contractors, and consultants have executed agreements requiring assignment to such Party of all inventions made during the course of and as a result of their association with such Party and obligating each such employee, officer, contractor, and consultant to maintain as confidential the Confidential Information of such Party; and

(f) neither such Party, nor any of its employees, officers, subcontractors or consultants who have rendered or will render services relating to the Products: (i) has ever been debarred or is subject or debarment or convicted of a crime for which an entity or person could be debarred under 21 U.S.C. Section 335a or its foreign equivalent or (ii) has ever been under indictment for a crime for which a person or entity could be debarred under any such provision.

8.2 Additional Representations, Warranties, and Covenants of Coherus. Coherus hereby represents, warrants, and covenants to Distributor that:

(a) as of the Effective Date, Coherus is entitled to grant the rights and licenses granted to Distributor as set forth in this Agreement;

(b) Coherus has not granted in the Territory as of the Effective Date, and will not grant during the Term, any right or license in or to any of the Coherus Patent Rights in the Territory nor any right to otherwise Exploit the Products that is in conflict with the rights or licenses granted to Distributor under this Agreement;

(c) to the actual knowledge of Coherus it has not granted in the Territory as of the Effective Date, and will not knowingly grant during the Term, any right or license in or to any of the Coherus Know-How in the Territory that is in conflict with the rights or licenses granted to Distributor under this Agreement;

(d) Coherus has not granted as of the Effective Date any liens or security interests to the Coherus Know-How or Coherus Patent Rights other than under any licenses or sublicenses;

(e) all Coherus Know-How and Coherus Patent Rights existing as of the Effective Date are Controlled by Coherus;

(f) as of the Effective Date, Coherus has not received, with respect to the Coherus Know-How or Coherus Patent Rights, any written notice of infringement or misappropriation or any other written communication relating to an alleged infringement or misappropriation of any patent rights or any know-how Controlled by a Third Party;

(g) as of the Effective Date, all inventors named in the Coherus Patent Rights have assigned their entire right, title and interest in and to the inventions claimed in such Coherus Patent Rights to Coherus, and to the actual knowledge of Coherus, the inventors listed are correct;

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(h) as of the Effective Date, Coherus has not received any claims or assertions in writing regarding the inventorship of the Coherus Patent Rights alleging that additional or alternative inventors ought to be listed; and

(i) [***].

8.3 Additional Representations, Warranties, and Covenants of Distributor. Distributor hereby represents, warrants, and covenants to Coherus that:

(a) in connection with the execution and performance of this Agreement, Distributor agrees to comply with all Applicable Laws, including without limitation, applicable anticorruption laws and regulations, including without limitation the U.S. Foreign Corrupt Practices Act (“FCPA”) Act, the anticorruption laws of the Territory and applicable laws dealing with bribery, extortion and kickbacks (collectively, such anticorruption laws and regulations, “Applicable Anticorruption Laws”);

(b) Distributor has not offered and will not offer, directly or indirectly, any illegal bribe, kickback or other improper or illegal payment to any person in connection with the this Agreement or any related agreement or activity;

(c) Distributor has not corruptly made, offered, paid, promised or authorized, and will not corruptly make, offer, pay, promise or authorize, the payment or gift of money or anything of value directly or indirectly to any “Public Official,” as defined below, for the purpose of: (i) influencing any act or decision of the Public Official in his or her official capacity; (ii) inducing the Public Official to do an act in violation of a lawful duty; or (iii) inducing the Public Official to influence the act or decision of a government or government instrumentality, in order to assist Distributor or Coherus in obtaining or retaining business or securing any improper advantage, including any license, permit, government authorization or any decision related to Coherus or this Agreement. “Public Official” means: (i) any official, officer, employee or representative of (a) any federal, state, provincial, territory, county or municipal government or any department or agency thereof, (b) any public international organization or any department or agency thereof, or (c) any company or other entity owned or controlled by any government; (ii) any political party or party official; and (iii) any candidate for political office;

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(d) Distributor shall maintain, for a period of five (5) years after termination of this Agreement, records relating to its performance under this Agreement and to expenses incurred in connection with the Agreement, including payments to governments and Public Officials. Distributor shall provide Coherus (or its designated representative) access to records relating to this Agreement upon reasonable request. Coherus (or its designated representative) shall have the right upon reasonable prior notice, to conduct a review of Distributor’s records to verify Distributor’s compliance with the provisions of this Section 8.3 and Applicable Anticorruption Laws. Distributor shall cooperate fully with such review, the scope, method, nature and duration of which shall be at the sole reasonable discretion of Coherus;

(e) Distributor shall execute the Certification of Anticorruption Compliance attached hereto as Exhibit 8.3(e) prior to performing services in connection with this Agreement and on an annual basis at the request of Coherus; and

(f) (i) Distributor is not a Public Official. (ii) no Public Official holds an ownership interest of any kind, in Distributor or in any contractual relationship related to the Agreement, (iii) Distributor is not held or controlled by or for the benefit of any Public Official, (iv) and Distributor will promptly notify Coherus in the event of a change in the foregoing.

8.4 Additional Covenant of the Parties. Each Party hereby covenants to the other Party that if, during the Term such Party has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services relating to the Product: (a) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a or its foreign equivalent, or (b) is or will be under indictment under any such provision, then such Party shall immediately notify the other Party in writing;

8.5 Covenant Not to Challenge Patents. Distributor hereby covenants: (a) not to challenge the validity, scope, or enforceability of or otherwise oppose any Patent or Patent Application included in the Coherus Patent Rights or any foreign counterparts thereof; (b) that it shall include in all of its sublicense agreements the obligation binding on the Sublicensee under such sublicense agreement not to challenge the validity, scope, or enforceability of or otherwise oppose any such Patent or Patent Application; (c) that is shall include provisions in all sublicense agreements providing that, if the Sublicensee challenges the validity, scope, or enforceability of or otherwise opposes any such Patent or Patent Application, Distributor may terminate its sublicense agreement with such Sublicensee; and (d) if any such Sublicensee challenges the validity, scope, or enforceability of or otherwise opposes any such Patent or Patent Application, Distributor shall terminate such sublicense agreement, and such Sublicensee shall no longer have any rights under any such Patent or Patent Application. In the event that all or any portion of this Section 8.5 is invalid, illegal, or unenforceable, then the Parties will use their best efforts to replace the invalid, illegal, or unenforceable provision(s) with valid, legal, and enforceable provision(s).

9. INDEMNIFICATION AND INSURANCE.

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9.1 Coherus’ Right to Indemnification. Distributor and Parent, jointly and severally, shall indemnify, defend, and hold harmless Coherus and its Affiliates, and their respective officers, directors, employees, agents, and their respective successors, heirs and assigns and representatives (the “Coherus Indemnitees”), from and against any and all damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind (“Damages”) resulting from Third Party claims or actions, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of Distributor, its Affiliates, and/or its permitted Sublicensees and its or their respective directors, officers, employees, and agents, in connection with Distributor’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by Distributor of any obligation, representation, warranty, or covenant in this Agreement; (c) the Commercialization, transfer, importation or exportation, labeling, handling or storage, or use of, or exposure to, any Product by Distributor, its Affiliates or permitted Sublicensees, agents and contractors in breach of this Agreement or the Related Agreements, in the Territory; and (d) the failure to comply with Applicable Law by Distributor, or any of its Affiliates, permitted Sublicensees, agents, or subcontractors; except in any such case for Damages to the extent reasonably attributable to any Coherus Indemnitee (i) having committed an act or acts of negligence, recklessness, or willful misconduct; (ii) having failed to materially comply with Applicable Laws; (iii) having materially breached this Agreement; or (iv) to the extent such Damages result from or arise out of any act or omission for which Coherus is found to have an indemnity obligation under Section 9.2 (Distributor’s Right to Indemnification).

9.2 Distributor’s Right to Indemnification. Coherus shall indemnify, defend, and hold harmless Distributor and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the “Distributor Indemnitees”), from and against any and all Damages resulting from Third Party claims or actions, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of Coherus and its Affiliates and its or their respective directors, officers, employees, and agents, in connection with Coherus’ performance of its obligations or exercise of its rights under this Agreement; (b) any breach by Coherus of any obligation, representation, warranty, or covenant set forth in this Agreement; (c) the development, commercialization, transfer, importation or exportation, Manufacture, labeling, handling or storage, or use of, or exposure to, any Product by Coherus or any of its Affiliates, Sublicensees, agents, and contractors; and (d) the failure to comply with Applicable Laws by Coherus, or any of its Affiliates, agents, or subcontractors; except in any such case for Damages to the extent reasonably attributable to any Distributor Indemnitee (i) having committed an act or acts of negligence, recklessness or willful misconduct; (ii) having failed to materially comply with Applicable Laws; (iii) having materially breached this Agreement; or (iv) to the extent such Damages result from or arise out of any act or omission for which Distributor is found to have an indemnity obligation under Section 9.1 (Coherus’ Right to Indemnification).

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9.3 Process for Indemnification. A claim to which indemnification applies under Section 9.1 (Coherus’ Right to Indemnification) or Section 9.2 (Distributor’s Right to Indemnification) shall be referred to herein as an “Indemnification Claim”. If a Party (collectively, the “Indemnitee”) intends to claim indemnification under Section 9.1 or Section 9.2, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 9.3 above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would have an adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed, or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10 (CONFIDENTIALITY).

9.4 Insurance. During the Term and for [***] thereafter, each Party shall maintain, at its sole expense, such types and amounts of insurance coverage as is appropriate and customary in the biopharmaceutical industry in light of the nature of the activities to be performed by such Party hereunder. [***]. Each Party will provide proof of such product liability insurance to the other Party as reasonably requested.

10. CONFIDENTIALITY.

10.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Article 10 or otherwise agreed in writing, each Party hereby agrees that, during the Term and for ten (10) years thereafter, it shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as explicitly provided for in this Agreement any confidential and proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party or otherwise received or accessed by a Party in connection with or relating to this Agreement (including discussions and negotiations related thereto occurring prior to the Effective Date), including, but not limited to, any trade secrets, know-how, Product specifications, formulae, processes, techniques and information relating to a Party’s past, present and future marketing,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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financial, and research and development activities for any product of the other Party and the pricing thereof (collectively, “Confidential Information”). Notwithstanding the foregoing, any Confidential Information that constitutes a trade secret shall not be subject to such ten (10) year term, but shall continue to be subject to the obligations of confidentiality and non-use set forth in this Agreement for as long as such Confidential Information remains a trade secret under New York law (including New York’s version of the Uniform Trade Secrets Act if and when adopted). The terms and conditions of this Agreement shall be deemed to be Confidential Information of each Party. Notwithstanding the foregoing, Confidential Information shall not include that portion of Information or materials that a Party can demonstrate by contemporaneous written records:

(a) is already lawfully known to such Party, other than under an obligation of confidentiality at the time of disclosure by the other Party as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by such Party;

(b) is generally available to the public or otherwise part of the public domain at the time of its disclosure to such Party;

(c) becomes generally available to the public or otherwise part of the public domain after its disclosure to such Party and other than through any act or omission of such Party or its Affiliates in violation of this Agreement;

(d) is independently developed by such Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e) is lawfully disclosed to such Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others.

10.2 Degree of Care; Permitted Use. Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Information and materials of a similar nature, but in no event less than a reasonable degree of care. Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably useful or necessary for such purposes. All Confidential Information of a Party, including without limitation all copies and derivations thereof, is and shall remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Neither Party shall disclose any Confidential Information of the other Party other than to [***]. Neither Party shall (a)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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reverse engineer, disassemble, decompile or determine the composition of any formulations, prototypes, software or other tangible objects that embody the other Party’s Confidential Information; or (b) file any patent application containing any claim, the subject matter of which is based upon or derived from Confidential Information of the other Party.

10.3 Authorized Disclosure. Notwithstanding Section 10.1 (Confidentiality; Exceptions) and Section 10.2 (Degree of Care; Permitted Use), each Party may disclose Confidential Information of other Party:

(a) in its publicly-filed financial statements or other public statements pursuant to Applicable Laws, regulations, and stock exchange rules or otherwise disclosed pursuant to Applicable Law; provided, that (i) the terms of this Agreement shall be redacted to the greatest extent reasonably possible, and (ii) such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure (including without limitation any exhibits containing this Agreement) sufficiently in advance of the scheduled release or publication thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text (including without limitation redacted versions of this Agreement);

(b) to the extent it is required to be disclosed in response to a valid order by a court or other governmental body and provided that [***];

(c) to the extent it is required to be disclosed in connection with any legal or regulatory requirements or obligations, including without limitation SEC filings or Regulatory Filings, provided that [***];

(d) to Regulatory Authorities to facilitate the issuance of Regulatory Approvals for a Product; provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information;

(e) to the extent such disclosure is reasonably necessary in [***]; and/or

(f) to Third Parties in connection with such Party’s efforts to secure financing or enter into strategic partnerships, provided [***].

In addition, Coherus may disclose Confidential Information of Distributor to a client, to a government or government agency and to anyone determined by Coherus’ General Counsel to have a legitimate need to know, without notice to Distributor, relating to a possible violation of Applicable Anticorruption Laws or the existence of the terms of this Agreement, including the compensation provisions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.4 Publications. Distributor shall not propose a publication or presentation to a Third Party that includes Confidential Information relating to a Product in the Field in the Territory, or which otherwise includes Confidential Information of Coherus without the prior written consent of Coherus, not to be unreasonably withheld, conditioned or delayed.

10.5 Publicity; Press Release. The Parties agree that any public announcement of the execution of this Agreement shall be substantially in the form attached as Exhibit 10.5 and shall cooperate in the issuance thereof as soon as practicable after the execution of this Agreement unless agreed otherwise. In addition, the Parties recognize that any of them may from time to time desire to issue additional press releases and make other public statements or disclosures regarding Commercialization of the Products in the Territory. Each Party shall use reasonable efforts to provide the other Party with an opportunity to review and comment on any such disclosures and shall consider such comments in good faith. Notwithstanding anything else in this Article 10, any disclosure which is required by law or the rules of a securities exchange, or as advised by the disclosing Party’s counsel, may be made without the prior consent or review of the other Party. Except as set forth herein, neither of the Parties shall issue press releases or make other public statements or disclosures regarding Commercialization of the Products in the Territory without [***].

10.6 Irreparable Injury. The Parties acknowledge that either Party’s breach of this Article 10 would cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the nonbreaching Party may seek injunctive relief, whether preliminary or permanent, in addition to any other remedies it may have at law or in equity, without necessity of posting a bond.

11. TERM AND TERMINATION.

11.1 Term.

(a) The term of this Agreement shall commence on the Effective Date and, unless sooner terminated or extended as specifically provided in this Article 11, shall continue in effect on a Product-by-Product and country-by-country basis until the tenth (10th) anniversary of the receipt of Regulatory Approval for the applicable Product in each country in the Territory (as the same may be extended pursuant to Section 11.1(b), the “Term”).

(b) If this Agreement has not been earlier terminated, then the Term shall be automatically extended for additional three (3) year periods (the “Renewal Period(s)”) on a Product-by-Product and country-by-country basis, unless Distributor provides written notice at last eighteen (18) months in advance of the then-expiration of the Term of its desire not to renew this Agreement with respect to such Product and/or country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.2 Termination by Coherus. In addition to the termination rights set forth in Section 11.3 (Termination for Material Breach), Coherus shall have the right to terminate this Agreement in its entirety, at any time, immediately upon written notice to Distributor in the event that (a) Distributor or any of its Affiliates or Sublicensees challenges in a court of competent jurisdiction, the validity, scope or enforceability of, or otherwise opposes, any Patent included in the Coherus Patent Rights; (b) Distributor has breached any provision of Section 8.3(a) through (f) or Distributor has violated any Applicable Anticorruption Law; or (c) Distributor has breached Section 3.4 or Section 5.4.

11.3 Termination for Material Breach. If either Party believes the other Party is in material breach of this Agreement or breach of any payment obligation hereunder, it may give notice of such breach to the other Party, which other Party shall have sixty (60) days in which to remedy any such breach, provided however that if the breach (excluding breach of payment obligations) cannot be reasonably cured within such time period, the breaching Party shall not be in breach or default of this Agreement, if such breaching Party commences to cure the breach within such period of time and in good faith continues to cure the breach, but in no event shall such time period for cure be extended beyond one hundred and eighty (180) days. If such alleged material breach is not remedied in the time period set forth above (or an applicable extension if the breaching Party has commenced to and continues to cure the breach as provided above), the non-breaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement with respect to the country and/or Product as to which such material breach relates, upon written notice to the other Party. If any alleged payment breach is not remedied in the sixty (60)-day period set forth above, including accrued interest due thereon pursuant to this Agreement, the non-breaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety upon written notice to the other Party; provided such payment breach exceeds [***] Dollars. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts shall be paid when due, and the balance, if any, shall be paid promptly after settlement of the dispute, including without limitation any accrued interest thereon. Coherus is not obligated to receive partial payments and if it does so it shall not be deemed a waiver of any aggregate amount due (principal and interest).

11.4 Termination upon Insolvency. To the extent permitted under Applicable Law, either Party may terminate this Agreement in its entirety if, at any time, the other Party or its Parent (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or its Parent or of their respective assets, (b) proposes a written agreement of composition or extension of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within forty-five (45) days after the filing thereof, (d) proposes or is a party to any dissolution or liquidation, or (e) makes an assignment for the benefit of its creditors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.5 Termination for Convenience: Distributor may terminate this Agreement for convenience on a Product-by-Product basis at any time by giving Coherus twelve (12) months’ prior written notice of such termination specifying the applicable Product(s) and without such early termination giving rise to any compensation in favor of Coherus, other than obligations that have accrued prior to the effective date of termination (including without limitation, payment for Manufacturing Costs associated with Product delivered, or subject to Distributor’s firm order(s), prior to such effective date).

11.6 Consequences of Termination.

(a) Consequences of Termination. Upon early termination of this Agreement pursuant to Section 11.2 (Termination by Coherus), Section 11.3 (Termination for Material Breach) (either in its entirety or with respect to the applicable Product in the applicable country, as the case may be), Section 11.4 (Termination upon Insolvency), or Section 11.5 (Termination for Convenience) (either in its entirety or with respect to the applicable Product in the applicable country, as the case may be) or upon termination by Coherus pursuant Section 3.7 (Pharmacovigilance) (solely with respect to the applicable Product in the applicable country):

(i) the licenses granted to Distributor pursuant to Section 2.1 (License Grants) shall terminate, except as otherwise necessary to conduct the activities expressly set forth in Section 11.6(a)(iii);

(ii) Distributor shall return to Coherus within three (3) months of the effective date of such termination any and all Coherus Know-How or Confidential Information of Coherus transferred to Distributor under this Agreement;

(iii) promptly after the effective date of such termination, Distributor shall commence winding down its Commercialization activities for all Products, and shall use best efforts to complete any and all such Commercialization activities within thirty (30) days after the effective date of such termination;

(iv) Distributor shall assign to Coherus or Coherus’ designee its entire right in all Regulatory Filings and Regulatory Approvals relating to any and all Products, and shall provide assistance to Coherus or its designee to become the holder of such Regulatory Approvals;

(v) In the event of early termination of this Agreement by Coherus pursuant to Section 11.2 (Termination by Coherus), Section 11.3 (Termination for Material Breach) with respect to a breach by Distributor, or Section 11.4 (Termination upon Insolvency of Distributor), for a period of two (2) years after the effective date of termination, Distributor shall not commercialize any product intended as a biosimilar (or biobetter) of the same innovator product to which the Products affected by such termination are biosimilars;

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(vi) in the event of early termination of this Agreement by Distributor pursuant to Section 11.5 (Termination for Convenience), for a period of one (1) year after the effective date of termination, Distributor shall not commercialize any product intended as a biosimilar (or biobetter) of the same innovator product to which the Products affected by such termination are biosimilars;

(vii) Upon the request of Coherus, Distributor shall transfer to Coherus all Finished Product and/or Product then in its possession (or to which it has access) and Coherus shall pay for such Finished Product and/or Product at Manufacturing Costs plus any applicable national costs previously incurred; and

(viii) In the event of early termination of this Agreement by Coherus pursuant to Section 11.2 (Termination by Coherus) , Section 11.3 (Termination for Material Breach) with respect to a breach by Distributor, Section 11.4 (Termination upon Insolvency of Distributor), or Section 11.5 (Termination for Convenience), Distributor shall promptly notify Coherus of any and all agreements between Distributor (and/or its Affiliates or permitted Sublicensees) and Third Parties with respect to the conduct of Commercialization activities for any and all Products terminated. At Coherus’ request, which request shall be made within three (3) months after the termination of this Agreement, Distributor shall utilize Commercially Reasonable Efforts to assign (or cause its Affiliates and permitted Sublicensees to assign) to Coherus, and Coherus shall have the right, but not the obligation, to assume, any and all agreements between Distributor (and/or its Affiliates or permitted Sublicensees) and Third Parties with respect to the conduct of Commercialization activities for any and all Products.

(b) Termination of this Agreement for any reason shall not (i) release any Party from any obligation that has accrued prior to the effective date of termination (including without limitation the obligation to pay amounts accrued and due under this Agreement prior to the effective date of termination but that are unpaid or become payable thereafter (including without limitation any payments then accrued because the event has occurred but the payment is not yet due)), (ii) preclude any Party from claiming any other damages, compensation, or relief that it may be entitled to under this Agreement upon such termination, or (iii) terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive termination

11.7 General Surviving Obligations. The rights and obligations set forth in this Agreement shall extend beyond the termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. In the event of termination of this Agreement for any reason, the following provisions shall survive in addition to others specified in this Agreement to survive in such event: Section 3.5 (Records) (to the extent required by Applicable Law), 8.3(d), 8.5 (Covenant Not to Challenge Patents), Section 11.6 (Consequences of Termination) (as applicable), this Section 11.7, Article 1 (DEFINITIONS), Article 6 (PAYMENT OBLIGATIONS), Article 9 (INDEMNIFICATION AND INSURANCE), Article 10 (CONFIDENTIALITY) (for the period set forth in Section 10.1 (Confidentiality; Exceptions)), Article 12 (LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTY), Article 13 (DISPUTE RESOLUTION), and Article 14 (MISCELLANEOUS).

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12. LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTY.

12.1 LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF A BREACH OF ARTICLE 10 (CONFIDENTIALITY), AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 9 (INDEMNIFICATION AND INSURANCE), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

12.2 DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS FOR COMMERCIAL USE, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

13. DISPUTE RESOLUTION.

13.1 Exclusive Dispute Resolution Mechanism. In the event that the Parties cannot reach agreement on a matter arising out of or in connection with this Agreement and any Related Agreement (including without limitation matters relating to any Party’s rights and/or obligations hereunder and/or regarding the construction, interpretation, and enforceability of such agreements), the procedures set forth in this Article 13 shall be the exclusive mechanism for resolving any dispute, controversy, or claim in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party under this Agreement (collectively, “Disputes”) between the Parties that may arise from time to time that cannot be resolved through good faith negotiation between the Parties, except as set forth in Section 13.4 (Preliminary Injunctions) and/or Section 13.5 (Patent Disputes) or unless otherwise set forth herein.

13.2 Resolution by Executive Officers. Except as otherwise provided in this Agreement, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.3 Arbitration.

(a) Except as set forth in Section 13.4 (Preliminary Injunctions) and/or Section 13.5 (Patent Disputes), or unless otherwise set forth herein, any Dispute that is not resolved pursuant to Section 13.2 (Resolution by Executive Officers) shall be exclusively and finally resolved by binding arbitration pursuant to this Section 13.3.

(b) Any such arbitration shall be [***].

(c) Within ten (10) days after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct such arbitration. If the Parties do not agree on a single neutral arbitrator within ten (10) days after receipt of an arbitration notice, [***].

(d) The decision or award of the arbitrator(s) shall be final, binding, and incontestable and may be used as a basis for judgment thereon in any jurisdiction. The arbitrator(s) shall, [***].

13.4 Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction as provided in Section 14.13 (Governing Law; Jurisdiction) in order to prevent immediate and irreparable injury, loss, or damage [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.5 Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or Patent Application in a country within the Territory shall be determined in a court or other governmental authority of competent jurisdiction under the applicable patent laws of such country, as provided in Section 14.13 (Governing Law; Jurisdiction).

13.6 Confidentiality. All proceedings and decisions of the arbitrator(s) shall be deemed to be Confidential Information of each of the Parties, and shall be subject to Article 10 (CONFIDENTIALITY).

14. MISCELLANEOUS.

14.1 Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

14.2 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates or assign this Agreement in its entirety to a single Affiliate, by giving six (6) months’ prior written notice of such assignment to the other Party in which event no consent by such other Party shall be necessary; provided, however, that each Party shall remain responsible for the performance of its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

14.3 Assignment. Except as otherwise provided in this Agreement, Distributor shall [***]. Coherus shall have the right to assign this Agreement or any obligation of Coherus hereunder without the prior written consent of Distributor. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 14.3 shall be void. Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the acquiring party (if other than one of the Parties to this Agreement) shall not be included in the intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer prior to such transaction, or to the extent such intellectual property rights are developed outside the scope of activities conducted hereunder with respect to Products.

14.4 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.5 Non-Solicitation. While Distributor is performing Commercialization activities under this Agreement and for a period of two (2) years thereafter, neither Party shall, without the express written consent of the other Party, recruit, solicit, or induce any employee of the other Party who has performed activities under this Agreement to terminate his or her employment with such other Party. The foregoing provision shall not, however, restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates or from hiring any persons who respond to such generalized public advertisements.

14.6 Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement (other than payment obligations) for the time and to the extent such failure or delay is caused by epidemic, earthquake, riot, civil commotion, rebellion, insurrection, invasion, fire, acts of God, war, terrorist acts, strike, storm, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party. The Party affected by such force majeure shall provide the other Party with all information relating thereto (including without limitation its best estimate of the likely extent and duration of the interference with its activities) as soon as reasonably and practically possible after its occurrence, and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, including without limitation the possibility of the termination of this Agreement pursuant to Section 11.3 (Termination for Material Breach). For the avoidance of doubt,, nothing in this Section 14.6 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

14.7 Unforeseeability; Change in Circumstances.

(a) Distributor expressly and irrevocably waives its respective rights to invoke (a) the doctrine of unforeseeability, or excessive burden, or change in the circumstances borne in mind at the time of executing this Agreement and/or (b) any other right Distributor may deem applicable, to excuse its obligations to pay and comply with all obligations arising hereunder in any other currency other than Dollars which is hereby specified as an essential condition for payment. The waiver provided in this Section 14.7 (a) has been given after due regard to the present circumstances including without limitation [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) Notwithstanding the foregoing, if due to [***] in a country within the Territory beyond Distributor’s control or which Distributor [***], Distributor believes its payment or other obligations may be [***] imposed by local, state, national, municipal or international authorities applicable to such country (on a country-by-country basis, “[***]”), then: (i) If one or more [***] in such country [***] event/in such country by more than [***] during [***] or by more than [***] for [***] (on a country-by-country basis, “[***]”), and Distributor, its Affiliates or permitted Sublicensees are prevented by Applicable Laws or market conditions from increasing the in-market prices of the Product in such country to a level such that would avoid the [***], then the Parties shall meet and shall [***], in a manner that may be mutually acceptable to contemplate [***] so long as (A) Coherus at all times [***] for Products with respect to which Distributor has provided [***] to Coherus and (B) should any [***], Distributor shall [***] Commercialization in such country and (C) the [***] pursuant to [***]); (ii) if Coherus agrees to any such [***] pursuant to subsection (i), Distributor (itself or through its Affiliates and permitted Sublicensees) shall use [***] to [***] in such country were for the prior [***] to the occurrence of the [***] until subsection (iii) occurs; and (iii) when the conditions for an [***] implemented through this Section 14.7(b) as a result of those conditions will automatically be canceled as of the date the relevant conditions no longer apply.

14.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or by facsimile transmission (receipt verified), or (b) three (3) days after sent by internationally recognized overnight express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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If to Distributor, addressed to:	Orox Pharmaceuticals B.V.
Schottegatweg Oost 10, unit 1A1
Curaçao
Attn: Managing Director
Fax: [***]

With copy to:

[***]

If to Coherus, addressed to:	Coherus BioSciences, Inc.
201 Redwood Shores Parkway, Suite 200
Redwood City, CA, USA 94065
Attn: Dennis M. Lanfear
Fax: +1-866-491-7350

With copies to:

Coherus BioSciences, Inc.
Attn: Vice President, Legal Affairs
Fax: +1-866-491-7350

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94062
Attn: Alan C. Mendelson
Fax: +1-650-463-2600

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attn: Faye H. Russell
Fax: +1-858-523-5450

14.9 Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.10 Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

14.11 Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

14.12 Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

14.13 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A., without regard to its or any other jurisdiction’s choice of law rules. [***].

14.14 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but, if any provision of this Agreement is held to be prohibited by or invalid under Applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

14.15 Compliance with Applicable Laws. Each Party will comply with all Applicable Laws in performing its obligations and exercising its rights hereunder. Nothing in this Agreement shall be deemed to permit Distributor to export, re-export, or otherwise transfer any Information transferred hereunder or Product(s) without complying with Applicable Laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.16 Entire Agreement of the Parties. This Agreement, including the exhibits attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties, and cancels and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, between the Parties respecting the subject matter hereof, and neither Party shall be liable or bound to the other Party with respect to the subject matter of this Agreement in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. To the extent that anything set forth in an exhibit attached hereto conflicts with the terms of this Agreement, the terms of this Agreement shall prevail.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below:

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer

OROX PHARMACEUTICALS B.V.

By:	/s/ M. Clarinda
Name:	M. Clarinda
Title:	ATC Corporate Services (Curacao) N.V.
Managing Director

[SIGNATURE PAGE TO DISTRIBUTION AGREEMENT]

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EXHIBIT 1.11

COHERUS PATENT RIGHTS

See Attached

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EXHIBIT 1.48

PRODUCTS

CHS-0214:	Coherus’ biosimilar version of Enbrel® (etanercept)

CHS-4028:	Coherus’ biosimilar version of Rituxan® Mabthera™ (rituximab)

CHS-1420:	Coherus’ biosimilar version of Humira® (adalimumab)

CHS-1701:	Coherus’ biosimilar version of Neulasta® (pegfilgrastim)

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EXHIBIT 1.58

TERRITORY

[***]

Major Market Countries shall mean: [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 3.3(b)

DILIGENCE REQUIREMENTS

COHERUS DILIGENCE OBLIGATIONS

Coherus shall use Commercially Reasonable Efforts to file for regulatory approval of Products in the United States, Europe or Japan as follows:

CHS-0214:         [***]

CHS-4028:         [***]

CHS-1420:         [***]

CHS-1701:         [***]

DISTRIBUTOR DILIGENCE OBLIGATIONS

For each Product in a country in the Territory, Commercialization activities are initiated, including without limitation, if applicable, stocking of channel in such country, sales and marketing activities and contracting activities, no later than [***] following receipt of the applicable Regulatory Approval in such country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 4.1

COMMERCIAL SUPPLY KEY PROVISIONS

•	Coherus, either directly or through its designee, shall be responsible for the Manufacture and supply of Products to Distributor or its designated Affiliate or permitted Sublicensee for Commercialization in the Territory.

•	Coherus will use [***] to supply all of Distributor’s, its Affiliates’ and permitted Sublicensees’ requirements for each Product in the Territory. [***].

•	Product shall be supplied as Finished Product, [***]. Coherus shall convey to Distributor good title to the Products, free of any security interest, lien or encumbrance.

•	Coherus will supply Finished Product ([***]) to Distributor from [***] by the appropriate regulatory authorities to provide such Finished Product [***]. With respect to [***], Coherus will supply [***] to Distributor from the [***] by the appropriate regulatory authorities to provide [***] to the [***].

•	Coherus (or Affiliate) shall own and be responsible for all necessary manufacturing approvals for the commercial Manufacture of the Finished Product. Distributor to be responsible for filing for and maintaining all other necessary Regulatory Approvals and other approvals needed to Commercialize Finished Product in the Territory. Coherus shall [***].

•	Coherus (or Affiliate) shall supply Distributor with Finished Product that is manufactured in accordance with and conforms to [***]. Finished Product supplied to Distributor shall comply with cGMP in force in the country of Finished Product’s manufacture and shall also comply with the Regulatory Approvals. Finished Product to be provided [***]. Product packaging to conform to written standards that are to be agreed by the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•	[***].

•	Distributor shall submit in writing to Coherus firm purchase orders [***]. Distributor shall be responsible for paying Coherus for any firm purchase orders accepted by Coherus. Any binding commitment shall be modified to account for short supply and Force Majeure should these conditions exist.

•	To the extent required to account for market demand fluctuations, Distributor may request Coherus to deliver up to [***] of the amount of each Product and Product samples presentations as specified in the binding forecast. Distributor shall be bound to place an order and purchase at least [***] of the quantity of each product and Product samples included in the binding forecast.

•	Additional detailed forecasting, ordering and delivery provisions to be negotiated in good faith between the Parties, having regard to reasonable adjustments in respect of delivery problems arising from external causes, and to be fully set out in Manufacturing and Supply Agreement, and to be consistent with any such terms contained in Coherus’ commercial supply agreement(s) with any Third Party and where Coherus, its Affiliate or sublicensee is the party being supplied.

•	The Parties shall establish a supply process to deal with matters arising between the Parties over supply issues. The process will address developments relating to forecasting, commercial and regulatory issues, scheduling and supply and other topics.

•	In the event that Coherus is unable for any reason to Manufacture sufficient quantities of the Product ordered by Distributor, Coherus shall [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

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•	Distributor shall [***]. Coherus shall [***]. With regard to proposed changes to the Manufacturing Testing or controls documentation, Coherus shall [***] (if such approval is required)] and shall inform Distributor of [***].

•	Coherus will provide Distributor or its Affiliates or permitted Sublicensees with [***].

•	Distributor shall maintain in a suitable warehouse for the Territory properly rotated stock of Products and the proper storage and security conditions and, after delivery by Coherus, shall maintain the Products under equally appropriate conditions while under transit to Distributor’s customers, and in compliance with any instructions Coherus may supply to Distributor in writing, including without limitation, necessary temperature requirements, all at Distributor’s costs. Distributor shall maintain an efficient system of stock control and, where mandatory, tracking so as to permit Coherus to monitor elements of the Commercialization process.

•	Distributor shall maintain agreed upon levels of safety stock through agreed order and forecast procedures. If requested by Distributor, Coherus and Distributor shall discuss [***].

•	Release and rejection provisions shall be agreed upon (e.g., defects and latent defects) reasonably acceptable to the Parties, with Coherus (or Affiliate) to have a specified time [***].

•	All remedies for failures, delays or defects in supply including defects in the Product shall be negotiated in good faith by the Parties and specifically set out in the Manufacturing and Supply Agreement, to the exclusion of any other remedy.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

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•	Distributor shall be responsible for coordinating any Product recall in the Territory and for ensuring that recalls are conducted in a commercially reasonable manner. Costs of recall shall be borne by [***].

•	Coherus (or Affiliate) shall be responsible for Manufacturing the Product to meet Finished Product specifications and in compliance with cGMP and other Applicable Law. Distributor shall be responsible for marketing and promotion.

•	Delivery of Finished Product may be suspended for lack of payment.

•	Representations, warranties and indemnification provisions shall correspond to the Parties’ responsibilities under the Manufacturing and Supply Agreement as it is in industry practice and consistent with Section 9 (Indemnification and Insurance) of the Agreement.

•	Term of the Manufacturing and Supply Agreement will be the Term of the Distribution Agreement.

If the Parties are unable to agree on any “mutually agreed terms” or on terms to be “agreed in good faith” as set forth in this Exhibit 4.1, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

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Exhibit 6.2

EXAMPLE OF QUARTERLY REPORT

See Attached

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Exhibit 8.3(e)

CERTIFICATION OF ANTICORRUPTION COMPLIANCE

I, [INDIVIDUAL], an authorized representative of Orox Pharmaceuticals B.V. (“Distributor”), certify that in connection with and further to the “Distribution Agreement” with “Coherus” dated December 26, 2012:

1.	Distributor has, and I personally have, complied and will comply with all applicable anticorruption laws, including the U.S. Foreign Corrupt Practices Act and all applicable laws governing the giving or receiving of gifts or hospitality to “Public Officials.”[1]

2.	Distributor has not, and I personally have not, offered and will not offer, directly or indirectly, any illegal bribe, kickback or other improper or illegal payment to any person in connection with the Agreement or any related agreement or activity.

3.	Distributor has not, and I personally have not, corruptly made, offered, paid, promised or authorized, and will not corruptly make, offer, pay, promise or authorize, the payment or gift of money or anything of value directly or indirectly to any “Public Official” for the purpose of: (i) influencing any act or decision of the Public Official in his or her official capacity; (ii) inducing the Public Official to do an act in violation of a lawful duty; or (iii) inducing the Public Official to influence the act or decision of a government or government instrumentality, in order to assist Coherus or Distributor in obtaining or retaining business or securing any improper advantage, including any license, permit, government authorization or any decision related to the Agreement.

4.	I am not aware of any other individual or company making, offering, paying promising or authorizing any payment or gift prohibited by Provision 3 or 4 on behalf of Coherus or Distributor.

5.	I am not a Public Official.

6.	Section 8.3(f) of the Agreement remains accurate.

7.	I will immediately advise Coherus in writing if it becomes aware of any changes to these representations and covenants.

Signature	Date
Print Name:

[1]	“Public Official” means: (i) any official, officer, employee or representative of (a) any federal, state, provincial, territory, county or municipal government or any department or agency thereof, (b) any public international organization or any department or agency thereof, or (c) any company or other entity owned or controlled by any government; (ii) any political party or party official; and (iii) any candidate for political office.

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Exhibit 10.5

PRESS RELEASE

To be agreed to by the Parties